UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Suite B-300

Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series D Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PD	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2020, Summit Hotel Properties, Inc. (the “Company”) announced the appointment of Jonathan P. Stanner to be President and Chief Executive Officer of the Company effective January 15, 2021. The Company’s current Chairman, President and Chief Executive Officer, Daniel P. Hansen will transition to the role of Executive Chairman of the Board effective January 15, 2021.

On December 17, 2020, the Board of Directors of the Company (the “Board”) adopted a resolution that increased the size of the Board from 6 to 7 members effective January 15, 2021 with Mr. Stanner being elected a Director to fill the newly created directorship. Mr. Stanner will not receive any separate compensation for his service as a Director of the Company and will not sit on any of the committees of the Board. Mr. Stanner does not have any family relationship with the Company’s executive officers or directors, nor has he engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

Mr. Stanner, 39 years old, has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since April 1, 2018 and served as Executive Vice President and Chief Investment Officer of the Company from April 17, 2017, when he joined the Company, to March 31, 2018. Prior to joining the Company, Mr. Stanner held various roles at Strategic Hotels & Resorts, Inc., the formerly publicly traded lodging REIT and affiliate of Blackstone Real Estate Partners.

On December 17, 2020, in connection with his appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Stanner, that will become effective on January 15, 2021 (the “Stanner Agreement”). The Stanner Agreement has an initial term that will commence on January 15, 2021 and will expire on January 14, 2024 and provides for automatic one-year extensions unless either party provides at least 30 days’ notice of non-renewal. The Stanner Agreement provides for: (i) an annual base salary of $600,000, which is subject to increases approved by the Board or its Compensation Committee; (ii) an annual bonus opportunity with a target amount equal to 150% of Mr. Stanner’s then current base salary, with the actual bonus amount based upon achievement of Company and individual performance targets; and (iii) eligibility to participate in the Company’s 2011 Equity Incentive Plan as Amended and Restated. Mr. Stanner is further entitled to the standard benefits available to the Company’s executives generally, including health insurance, life and disability coverage and the option to participate in the Company’s 401(k) Savings Plan.

The Stanner Agreement also (i) sets forth Mr. Stanner’s right to severance payments and/or benefits upon his termination of employment and (ii) contains non-competition and non-solicitation covenants that apply during the term and for 12 months following the expiration or termination of Mr. Stanner’s employment.

A copy of the Stanner Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Mr. Hansen, 51 years old, has served President and Chief Executive Officer of the Company since the Company’s initial public offering in 2011 and as the Chairman of the Board of the Company since January 2017.

On December 16, 2020, in connection with his appointment as Executive Chairman of the Board, the Company entered into an amended and restated employment agreement with Mr. Hansen, that will become effective on January 15, 2021 (the “Hansen Agreement”). The Hansen Agreement has an initial term that will commence on January 15, 2021 and will expire on December 31, 2021. The term may be extended until December 31, 2022 by the Company by providing written notice to Mr. Hansen no later than December 1, 2021. The Hansen Agreement provides for: (i) an annual base salary of $500,000; and (ii) a time-based equity award with a grant date value of $1,500,000 to be made at the same time equity grants are made to Company senior executives in 2021. If the Hansen Agreement is extended, Mr. Hansen will receive a time-based equity award with a grant date value of $500,000 to be made at the same time equity grants are made to Company senior executives in 2022. Mr. Hansen will not receive any additional compensation during the term of the Hansen Agreement for serving as a member of the Board. Mr. Hansen is further entitled to the standard benefits available to the Company’s executives generally, including health insurance, life and disability coverage and the option to participate in the Company’s 401(k) Savings Plan.

The Hansen Agreement also (i) sets forth Mr. Hansen’s right to severance payments and/or benefits upon his termination of employment and (ii) contains non-competition and non-solicitation covenants that apply during the term and for 12 months following the expiration or termination of Mr. Hansen’s employment.

A copy of the Hansen Agreement is attached to this report as Exhibit 10.2 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.2.

Item 7.01.	Regulation FD Disclosure

On December 17, 2020, Summit Hotel Properties, Inc. (the “Company”) issued a press release announcing the appointment of Jonathan P. Stanner as the Company’s President and Chief Executive Officer effective January 15, 2021 and the appointment of Daniel P. Hansen as the Executive Chairman of the Board of Directors of the Company effective January 15, 2021. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Jonathan P. Stanner Employment Agreement

10.2	Daniel P. Hansen Amended and Restated Employment Agreement

99.1	Press release issued on December 17, 2020.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Executive Vice President, General Counsel,
Dated: December 22, 2020		Chief Risk Officer and Secretary